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                            BRISTOL-MYERS SQUIBB COMPANY







                                  ---------------


                                      BYLAWS





                            As Adopted on November 1, 1965

                          And as Amended to January 20, 2000






                                  ---------------








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                                        E-2-1

                                        INDEX




BYLAW NO.   SUBJECT                                                   Page No.


 1.         Principal Office                                           E-2-5

 2.         Other Offices                                              E-2-5

 3.         Seal                                                       E-2-5

 4.         Meetings of Shareholders -- Date and Time                  E-2-5

 5.         Meetings of Shareholders -- Place                          E-2-6

 6.         Meetings of Shareholders -- No Action By Written
               Consent, Call                                           E-2-6

 7.         Meetings of Shareholders -- Notice                         E-2-6

 8.         Meetings of Shareholders -- Quorum                         E-2-6

 9.         Meetings of Shareholders -- Presiding Officer and
               Secretary                                               E-2-7

10.         Meetings of Shareholders -- Voting                         E-2-7

11.         Meetings of Shareholders -- Voting List                    E-2-7

12.         Annual Meeting of Shareholders -- Statement of Business
               and Condition of Company                                E-2-7

13.         Meetings of Shareholders -- Inspectors of Election         E-2-7

14.         Board of Directors -- Powers                               E-2-8

15.         Board of Directors -- Number, Election, Term, Resignation
               or Retirement, Removal and Filling Vanancies            E-2-8

16.         Board of Directors -- Location of Meetings and Books       E-2-9

17.         Board of Directors -- Scheduling of Regular Meetings       E-2-9

18.         Board of Directors -- Scheduling of Special Meetings       E-2-9



                                    E-2-2

BYLAW NO.   SUBJECT                                                  Page No.


19.         Board of Directors -- Waiver of Meeting Notice and
               Action by Consent                                       E-2-9

20.         Board of Directors -- Quorum for Meeting                   E-2-9

21.         Board of Directors -- Meeting Procedure                   E-2-10

22.         Board of Directors -- Fees                                E-2-10

23.         Board of Directors -- Indemnification                     E-2-10

24.         Committees of the Board -- Executive, Audit, Others       E-2-11

25.         Committees of the Board -- Minutes and Reports            E-2-12

26.         Officers                                                  E-2-12

27.         Officers -- Election and Term                             E-2-12

28.         Appointment of Other Officers, Committees or Agents       E-2-13

29.         Officers -- Removal                                       E-2-13

30.         Officers -- Resignation                                   E-2-13

31.         Officers -- Unable to Perform Duties                      E-2-13

32.         Officers -- Vacancy                                       E-2-13

33.         The Chairman of the Board -- Powers and Duties            E-2-13

34.         Vice Chairman of the Board -- Powers and Duties           E-2-13

35.         Duties of President                                       E-2-13

36.         Vice Presidents -- Powers and Duties                      E-2-14

37.         The Treasurer -- Powers and Duties                        E-2-14





                                   E-2-3

BYLAW NO.   SUBJECT                                                  Page No.


38.         The Secretary -- Powers and Duties                        E-2-14

39.         The Controller -- Powers and Duties                       E-2-14

40.         Assistant Treasurers and Assistant Secretaries --
               Powers and Duties                                      E-2-14

41.         Officers -- Compensation                                  E-2-14

42.         Contracts, Other Instruments, Authority to Enter
               Into or Execute                                        E-2-15

43.         Loans and Negotiable Paper                                E-2-15

44.         Checks, Drafts, etc.                                      E-2-15

45.         Banks -- Deposit of Funds                                 E-2-15

46.         Stock Certificates -- Form, Issuance                      E-2-15

47.         Stock -- Transfer                                         E-2-15

48.         Stock Certificates -- Loss, Replacement                   E-2-16

49.         Record Dates                                              E-2-16

50.         Registered Shareholders                                   E-2-16

51.         Fiscal Year                                               E-2-17

52.         Notices                                                   E-2-17

53.         Notices -- Waiver                                         E-2-17

54.         Amendments of Bylaws                                      E-2-17










                                    E-2-4

                                    BYLAWS


                                      of



                          BRISTOL-MYERS SQUIBB COMPANY




OFFICES.


1. The registered office of the Company shall be in the City of Wilmington, County of New Castle, State of Delaware, and the name of the resident agent in charge thereof is The Corporation Trust Company.

2. The Company may also have offices at such place or places as the Board of Directors may from time to time appoint or the business of the Company may require.



SEAL.

3. The corporate seal shall have inscribed thereon the name of the Company, the year of its organization and the words "Corporate Seal, Delaware." Said seal may be used in causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.



MEETINGS OF SHAREHOLDERS.

4. The annual meeting of the shareholders for the election of directors and for the transaction of any other proper business shall be held at such time as the Board of Directors may determine. For nominations or other business to be properly brought before any annual meeting by a shareholder, a shareholder must give timely notice in writing thereof to the Secretary of the Company and, in the case of business other than nominations, such other business must be a proper matter for shareholder action. To be considered timely, a shareholder's notice must be received by the Secretary at the principal executive offices of the Company not less than 120 calendar days before the date of the Company's proxy statement released to shareholders in connection with the prior year's annual meeting. If the annual meeting for the election of directors is not held on the date designated therefor, the directors shall cause the meeting to be held as soon thereafter as convenient. A shareholder's notice shall set forth: (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made and (c) as to

                                  E-2-5


the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Company's books, and of such beneficial owner, (ii) the number of shares of stock held of record and beneficially by such shareholder and such beneficial owner, (iii) the name in which all such shares of stock are registered on the stock transfer books of the Company, (iv) a representation that the shareholder intends to appear at the meeting in person or by proxy to submit the business specified in such notice, (v) a brief description of the business desired to be submitted to the annual meeting, including the complete text of any resolutions intended to be presented at the annual meeting, and the reasons for conducting such business at the annual meeting, (vi) any personal or other material interest of the shareholder in the business to be submitted, and (vii) all other information relating to the proposed business which may be required to be disclosed under applicable law. In addition, a shareholder seeking to submit such business at the meeting shall promptly provide any other information reasonably requested by the Company. The chairman of the meeting shall determine all matters relating to the efficient conduct of the meeting, including, but not limited to, the items of business, as well as the maintenance of order and decorum. The chairman shall, if the facts warrant, determine and declare that any putative business was not properly brought before the meeting in accordance with the procedures prescribed by this bylaw, in which case such business shall not be transacted. Notwithstanding the foregoing provisions of this bylaw, a shareholder who seeks to have any proposal included in the Company's proxy materials shall comply with the requirements of Rule 14a-8 under Regulation 14A of the Securities Exchange
Act of 1934.

5. Meetings of the shareholders may be held at such places either within or without the State of Delaware as the Board of Directors may determine.


6. Any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of such stockholders and may not be effected by any consent in writing by such stockholders. Except as otherwise required by law and subject to the rights under Article FOURTH of the Certificate of Incorporation of the Company of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of stockholders of the Company may be called only by the Chairman of the Board or by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors.

7. Except as hereinafter provided or as may be otherwise required by law, notice of the place, date and hour of holding each annual and special meeting of the shareholders shall be in writing and shall be delivered personally or mailed in a postage prepaid envelope, not less than ten days before such meeting, to each person who appears on the books of the Company as a shareholder entitled to vote at such meeting, and to any shareholders who, by reason of any action proposed at such meeting, would be entitled to have their shares appraised if such action were taken. The notice of every special meeting, besides stating the time and place of such meeting, shall state briefly the purpose or purposes thereof; and no business other than that specified in such notice or germane thereto shall be transacted at the meeting, except with the unanimous consent in writing of the holders of record of all of the shares of the Company entitled to vote at such meeting. Notice of any meeting of shareholders shall not be required to be given to any shareholder entitled to participate in any action proposed to be taken at such meeting who shall attend such meeting in person or by proxy or who before or after any such meeting shall waive notice thereof in writing or by telegram, cable or wireless. Notice of any adjourned meeting need not be given.

8. At all meetings of shareholders of the Company, except as otherwise provided by law, the holders of a majority in number of the outstanding shares of the Company, present in person or by proxy and entitled to vote thereat, shall constitute a quorum for the transaction of business. In the absence of a quorum the holders of a majority in number of the shares of stock so present or represented and entitled to vote may adjourn the meeting from time to time until a quorum is present. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

                                   E-2-6

9. The Chairman of the Board shall preside as chairman at every meeting of shareholders. The Chairman of the Board may designate another officer of the Company or any shareholder to preside as chairman of a meeting of shareholders in place of the Chairman of the Board and in the absence of the Chairman of the Board and an officer or shareholder designated by the Chairman of the Board to preside as chairman of the meeting, the Board of Directors may designate an officer or shareholder to preside as chairman of the meeting.
In the event the Chairman of the Board and the Board of Directors fail to so designate a chairman of the meeting the shareholders may designate an officer or shareholder as chairman. The Secretary shall act as secretary of the meeting, or, in the absence of the Secretary, the presiding officer shall appoint a secretary of the meeting.

10. At each meeting of the shareholders every shareholder of record entitled to vote thereat shall be entitled to one vote for each share of the Company standing in that shareholder's name on the books of the Company provided that no share of stock shall be voted at any election of directors which shall have been transferred on the books of the Company later than the record date announced by the Board of Directors or fixed by operation of these bylaws
The vote on shares may be given by the shareholder entitled thereto in person or by proxy duly appointed by an instrument in writing subscribed by such shareholder or that shareholder's duly authorized attorney (or in any other manner prescribed by the General Corporation Law of the State of Delaware), and delivered to the secretary of the meeting; provided, however, that no proxy shall be valid after the expiration of three years from the date of its execution unless the shareholder executing it shall have specified therein the length of time it is to continue in force, which shall be for some limited period. At all meetings of shareholders, a quorum being present, all matters, except as otherwise provided by law or by the Certificate of Incorporation of the Company or these bylaws, shall be decided by the holders of a majority in number of the shares of stock of the Company present in person or by proxy and entitled to vote. A share vote may be by ballot and each ballot shall state the name of the shareholder voting and the number of shares owned by that shareholder and shall be signed by such shareholder or by that shareholder's proxy. Except as otherwise required by law or by these bylaws all voting may be viva voce.

11. The Secretary or other officer in charge of the stock ledger of the Company shall prepare and make at least ten days before every meeting of shareholders a complete list of the shareholders entitled to vote at the meeting arranged in alphabetical order and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder for any purpose germane to the meeting during ordinary business hours for a period of at least ten days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any shareholder who is present. The stock ledger shall be the only evidence as to who are the shareholders entitled to examine the stock ledger, the list required by this bylaw, or the books of the Company or to vote in person or by proxy at any meeting of shareholders.

12. The Board of Directors shall present at each annual meeting, and when called for by vote of the shareholders at any special meeting of the shareholders, a full and clear statement of the business and condition of the Company.

13. At all elections of directors and when otherwise required by law, the chairman of the meeting shall appoint two inspectors of election. The inspectors shall be responsible for receiving, tabulating and reporting the result of the votes taken. No director or candidate for the office of director shall be appointed such inspector. The chairman of the meeting shall open and close the polls.


                                  E-2-7

 DIRECTORS.


14. The property, business and affairs of the Company shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Company and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these bylaws directed or required to be exercised or done by the shareholders.

15. (a) The Board of Directors shall consist of twelve directors. Directors need not be shareholders. The number of directors may be determined by a majority vote of the entire Board of Directors.

(b) Except as otherwise provided by the Certificate of Incorporation, by these bylaws or by law, at each meeting of the shareholders for the election of directors at which a quorum shall be present, the persons receiving a plurality of the votes cast shall be directors. Such election shall be by ballot.

(c) The directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as determined by the Board of Directors, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1985, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1986, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1987, with the directors of each class to hold office until their successors are elected and qualified. At each annual meeting of the stockholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. No decrease in the number of directors constituting the Board of Directors or change in the restrictions and qualifications for directors shall shorten the term of any incumbent director.

(d) Except as otherwise provided in the Certificate of Incorporation or in these bylaws, each director shall continue in office until the expiration of his term of office and until a successor shall have been elected and shall have qualified, or until the director shall have resigned, or, in the case of a director who is an employee of the Company, until the director shall have resigned from employment with the Company or the director's employment shall have been terminated by the Company. In addition, a director who is not an employee of the Company or who is the Chief Executive Officer of the Company or a retired Chief Executive Officer of the Company shall retire from the position of director at the Annual Meeting following attainment of age 70; an employee who is a director of the Company (other than the Chief Executive Officer or a retired Chief Executive Officer) shall retire from the position of director on the effective date of the director's retirement as an employee of the Company. Any director of the Company may resign at any time by giving written notice to the Chairman of the Board or to the Secretary of the Company. Such resignation shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Exceptions to the requirements for the retirement of a director may be made by the Board of Directors.

(e) Subject to the rights under Article FOURTH of the Certificate of Incorporation of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any director or entire class of directors or the entire Board of Directors may be removed from office, with or without cause, only by the affirmative

                                  E-2-8
vote of the holders of at least 75% of the outstanding shares of stock of the Company entitled to vote generally in the election of directors, voting together as a single class.

(f) Subject to the rights under Article FOURTH of the Certificate of Incorporation of the Company of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified.


16. The directors may hold their meetings and keep the books of the Company at such place or places as they may from time to time determine.

17. Regular meetings of the Board of Directors may be held at such time as may be fixed from time to time by resolution of the Board of Directors. Unless required by said resolution, notice of any such meeting need not be given.

18. Special meetings of the Board of Directors shall be held whenever called by direction of the Chairman of the Board or any of three of the directors for the time being in office. Notice of each such special meeting shall be mailed, postage prepaid, to each director, addressed to the director at the director's residence or usual place of business, at least two days before the day on which the meeting is to be held, or shall be sent to the director at such place by telegraph, cable, or wireless, or be delivered personally or by telephone, not later than the day before the day on which the meeting is to be held. Every such notice shall state the time and place but, except as provided by these bylaws or by resolution of the Board of Directors, need not state the purposes of the meetings.

19. Anything in these bylaws or in any resolution adopted by the Board of Directors to the contrary notwithstanding, notice of any meeting of the Board of Directors need not be given to any director, if, before or after any such meeting, notice thereof shall be waived by such director in writing or by telegraph, cable or wireless. Any meeting of the Board of Directors shall be a legal meeting without any notice having been given or regardless of the giving of any notice or the adoption of any resolution in reference thereto, if all the directors shall be present thereat or shall have so waived notice thereof. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board and such written consent is filed with the minutes of proceedings of the Board of Directors.

20. Five of the directors in office at the time of any regular or special meeting of the Board of Directors shall constitute a quorum for the transaction of business at such meeting and except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or by these bylaws, the act of a majority of the directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum a majority of the directors present may adjourn any meeting from time to time until a quorum is present. Notice of any adjourned meeting need not be given. The directors shall act only as a board and the individual directors shall have no power as such.




                                E-2-9

21. At each meeting of the Board of Directors the Chairman of the Board shall preside. The Chairman of the Board may designate another member of the Board of Directors to preside as chairman of a meeting in place of the Chairman of the Board and in the absence of the Chairman of the Board and any member of the Board of Directors designated by the Chairman of the Board to preside as chairman of the meeting a majority of the directors present may designate a member of the Board of Directors as chairman to preside at the meeting. The Secretary of the Company or, in the absence of the Secretary, a person appointed by the chairman of the meeting, shall act as secretary of the Board of Directors. The Board of Directors may adopt such rules and regulations for the conduct of their meetings and the management of the affairs of the Company as they shall deem proper and not inconsistent with the law or with these bylaws. At all meetings of the Board of Directors business shall be transacted in such order as the Board of Directors may determine.

22. Each director shall be paid such fee, if any, for each meeting of the Board attended and/or such annual fee as shall be determined from time to time by resolution of the Board of Directors, provided that nothing herein contained shall be construed to prevent any director from serving the Company in any other capacity and receiving compensation therefor.

23. (a) Definitions. As used herein, the term "director" shall include each present and former director of the Company and the term "officer" shall include each present and former officer of the Company as such, and the terms "director" and "officer" shall also include each employee of the Company, who, at the Company's request, is serving or may have served as a director or officer of another corporation in which the Company owns directly or indirectly, shares of capital stock or of which it is a creditor. The term "officer" also includes each assistant or divisional officer. The term "expenses" shall include, but not be limited to, reasonable amounts for attorney's fees, costs, disbursements and other expenses and the amount or amounts of judgments, fines, penalties and other liabilities.

(b) Indemnification Granted. Each director and officer shall be and hereby is indemnified by the Company, to the full extent permitted by law, against:

(i) expenses incurred or paid by the director or officer in connection with any claim made against such director or officer, or any actual or threatened action, suit or proceeding (civil, criminal, administrative, investigative or other, including appeals and whether or not relating to a date prior to the adoption of this bylaw) in which such director or officer may be involved as a party or otherwise, by reason of being or having been a director or officer of the Company, or of serving or having served at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action taken or not taken by such director or officer in such capacity, and

(ii) the amount or amounts paid by the director or officer in settlement of any such claim, action, suit or proceeding or any judgment or order entered therein, however, notwithstanding anything to the contrary herein where a director or officer seeks indemnification in connection with a proceeding voluntarily initiated by such director or officer the right to indemnification granted hereunder shall be limited to proceedings where such director or officer has been wholly successful on the merits.





                                  E-2-10

(c)Miscellaneous.

(i) Expenses incurred and amounts paid in settlement with respect to any claim, action, suit or proceeding of the character described in paragraph (b)(i) above may be advanced by the Company prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amounts as shall not ultimately be determined to be payable to such recipient under this bylaw.

(ii) The rights of indemnification herein provided for shall be severable, shall not be exclusive of other rights to which any director or officer now or hereafter may be entitled, shall continue as to a person who has ceased to be an indemnified person and shall inure to the benefit of the heirs, executors, administrators and other legal representatives of such a person.

(iii) The provisions of this bylaw shall be deemed to be a contract between the Company and each director or officer who serves in such capacity at any time while such bylaw is in effect.

(iv) The Board of Directors shall have power on behalf of the Company to grant indemnification to any person other than a director or officer to such extent as the Board in its discretion may from time to time determine.



COMMITTEES OF THE BOARD.


24. (a) The Board of Directors may, by resolution or resolutions, passed by a majority of the whole Board of Directors, designate an Executive Committee (and may discontinue the same at any time) to consist of three or more of the Directors of the Company. The members shall be appointed by the Board of Directors and shall hold office during the pleasure of the Board of Directors; provided, however, that in the absence or disqualification of any member of the Executive Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not the member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The Executive Committee shall have and may exercise, during the intervals between the meetings of the Board of Directors, all of the powers of the Board of Directors in the management of the business and affairs of the Company (and shall have power to authorize the seal of the Company to be affixed to all papers which may require it), except that the Executive Committee shall have no power to (i) elect Directors to fill any vacancies or appoint any officers; (ii) fix the compensation of any officer or the compensation of any Director for serving on the Board of Directors or on any committee; (iii) declare any dividend or make any other distribution to the shareholders of the Company; (iv) submit to shareholders any action that needs shareholder authorization; (v) amend or repeal the bylaws or adopt any new bylaw; (vi) amend or repeal any resolution of the Board of Directors which by its terms shall not be so amendable or repealable; (vii) take any final action with respect to the acquisition or disposition of any business at a price in excess of $20,000,000.


(b) The Board of Directors shall, by resolution or resolutions, passed by a majority of the whole Board of Directors designate an Audit Committee to consist of three or more non-employee directors of


                                      E-2-11
the Company free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a
Committee member.   Any director who is a former employee of the Company may
not serve on the Audit Committee. The members of the Audit Committee shall be appointed by and hold office during the pleasure of the Board of Directors. A majority of the members of the Audit Committee will constitute a quorum for the transaction of business. It shall be the duty of the Audit Committee
(i) to recommend to the Board of Directors a firm of independent accountants to perform the examination of the annual financial statements of the Company;
(ii) to review with the independent accountants and with the Controller the proposed scope of the annual audit, past audit experience, the Company's internal audit program, recently completed internal audits and other matters bearing upon the scope of the audit; (iii) to review with the independent accountants and with the Controller significant matters revealed in the course of the audit of the annual financial statements of the Company;
(iv) to review on a biennial basis that the Company's Standards of Business Conduct have been communicated by the Company to all key employees of the Company and its subsidiaries throughout the world with a direction that all such key employees certify that they have read, understand and are not aware of any violation of the Standards of Business Conduct; (v) to review with the Controller any suggestions and recommendations of the independent accountants concerning the internal control standards and the accounting procedures of the Company; (vi) to meet on a regular basis with a representative or representatives of the Internal Audit Department of the Company and to review the Internal Audit Department's Reports of Operations;
(vii) to report its activities and actions to the Board of Directors at least once each fiscal year.

(c) The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, designate such other committees as may be deemed advisable (and may discontinue the same at any time), to consist of two or more of the directors of the Company. The members shall be appointed by and shall hold office during the pleasure of the Board of Directors, and the Board of Directors shall prescribe the name or names of such committees, the number of their members and their duties and powers.

(d) Any action required or permitted to be taken at any meeting of any committee may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the committee and such written consent is filed with the minutes of proceedings of the committee.

25. All committees shall keep written minutes of their proceedings and report the same to the Board of Directors when required.


OFFICERS.

26. The officers of the Company shall be a Chairman of the Board, a Vice Chairman of the Board, a President, two or more Vice Presidents (which shall include Senior Vice President, Executive Vice President and other Vice President titles), a Treasurer, a Secretary, a Controller, and such other officers as may be appointed in accordance with these bylaws. The Secretary and Treasurer may be the same person, or a Vice President may hold at the same time the office of Secretary, Treasurer, or Controller.

27. The officers of the Company shall be chosen by the Board of Directors. Each officer shall hold office until a successor shall have been duly chosen and shall have qualified or until the death or retirement of the officer or until the officer shall resign or shall have been removed in the manner hereinafter provided. The Chairman of the Board and the Vice Chairman of the Board shall be chosen from among the directors.

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


28. The Board of Directors may appoint such other officers, committees or agents, as the business of the Company may require, including one or more Assistant Treasurers and one or more Assistant Secretaries, each of whom shall hold office for such period, and have such authority and perform such duties as are provided in these bylaws or as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer or committee the power to appoint and to remove any such subordinate officer or agent.

29. Subject to the provisions of any written agreement, any officer may be removed, either with or without cause, by a vote of the majority of the whole Board of Directors at a regular meeting or a special meeting called for the purpose. Any officer, except an officer elected by the Board of Directors, may also be removed, with or without cause, by any committee or superior officer upon whom such power of removal may be conferred by the Board of Directors.

30. Subject to the provisions of any written agreement, any officer may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board or the Secretary of the Company. Any such resignation shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

31. Except as otherwise provided in these bylaws, in the event any officer shall be unable to perform the duties of the office held, whether by reason of absence, disability or otherwise, the Chairman of the Board may designate another officer of the Company to assume the duties of the officer who is unable to carry out the duties of the office; in the event the Chairman of the Board shall be absent and unable to perform the duties of the office of Chairman of the Board, the Chairman of the Board shall designate another officer to assume the duties of the Chairman of the Board; if another officer has not been designated by the Chairman of the Board to assume the duties of the Chairman of the Board, then the Board of Directors shall designate another officer to assume the duties of the Chairman of the Board; in the event the Chairman of the Board shall be disabled and unable to perform the duties of the office of Chairman of the Board, then the Board of Directors shall designate another officer to assume the duties of the Chairman of the Board. Any officer designated to assume the duties of another officer shall have all the powers of and be subject to all the restrictions imposed upon the officer whose duties have been assumed.

32. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed by these bylaws for the regular appointment or election to such office.

33. The Chairman of the Board shall be the chief executive officer of the Company and shall have general supervision of the business and operations of the Company, subject, however, to the control of the Board of Directors. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors. The Chairman of the Board shall perform all of the duties usually incumbent upon a chief executive officer of a corporation and incident to the office of the Chairman of the Board. The Chairman of the Board shall also have such powers and perform such duties as are assigned by these bylaws and shall have such other powers and perform such other duties, not inconsistent with these bylaws, as may from time to time be assigned by the Board of Directors.

34. The Vice Chairman shall have such powers and perform such duties as are assigned by these bylaws and shall have such other powers and perform such other duties, not inconsistent with these bylaws, as from time to time may be assigned by the Board of Directors or the Chairman of the Board.

35. The President shall have such powers and perform such duties as are assigned by these bylaws and shall have such other powers and perform such other duties, not inconsistent with these bylaws, as from time to time

                                E-2-13
may be assigned by the Board of Directors or the Chairman of the Board.

36. Each Vice President shall have such powers and perform such duties as are assigned by these bylaws and shall have such other powers and perform such other duties, not inconsistent with these bylaws, as from time to time may be assigned by the Board of Directors or the Chairman of the Board.


37. The Treasurer shall have charge and custody of, and be responsible for, all funds of the Company. The Treasurer shall regularly enter or cause to be entered in books to be kept by the Treasurer or under the Treasurer's direction for this purpose full and adequate account of all moneys received or paid by the Treasurer for the account of the Company; the Treasurer shall exhibit such books of account and records to any of the directors of the Company at any time upon request at the office of the Company where such books and records shall be kept and shall render a detailed statement of these accounts and records to the Board of Directors as often as it shall require the same. The Treasurer shall also have such powers and perform such duties as are assigned the Treasurer by these bylaws and shall have such other powers and perform such other duties, not inconsistent with these bylaws, as from time to time may be assigned by the Board of Directors.

38. It shall be the duty of the Secretary to act as Secretary of all meetings of the Board of Directors and of the shareholders of the Company, and to keep the minutes of all such meetings in the proper book or books to be provided for that purpose; the Secretary shall see that all notices required to be given by or for the Company or the Board of Directors or any committee are duly given and served; the Secretary shall be custodian of the seal of the Company and shall affix the seal, or cause it to be affixed, to all documents, the execution of which on behalf of the Company, under its seal shall have been duly authorized in accordance with the provisions of these bylaws. The Secretary shall have charge of the share records and also of the other books, records, and papers of the Company relating to its organization and management as a corporation and shall see that the reports, statements and other documents required by law are properly kept and filed; and shall in general perform all the duties usually incident to the office of Secretary. The Secretary shall also have such powers and perform such duties as are assigned by these bylaws, and shall have such other powers and perform such other duties, not inconsistent with these bylaws, as from time to time may be assigned by the Board of Directors.

39. The Controller shall perform the usual duties pertaining to the office of the Controller. The Controller shall have charge of the supervision of the accounting system of the Company, including the preparation and filing of all reports required by law to be made to any public authorities and officials, and shall also have such powers and perform such duties, not inconsistent with these bylaws, as from time to time may be assigned by the Board of Directors.

40. The Assistant Treasurers and the Assistant Secretaries shall have such powers and perform such duties as are assigned to them by these bylaws and shall have such other powers and perform such other duties, not inconsistent with these bylaws, as from time to time may be assigned to them by the Treasurer or the Secretary, respectively, or by the Board of Directors.

41. The compensation of the Chairman of the Board, Vice Chairman of the Board, President, Vice President, Treasurer, Secretary and Controller shall be fixed by the Board of Directors. The compensation of such other officers as may be appointed in accordance with the provisions of these bylaws may be fixed by the Chairman of the Board. No officer shall be prevented from receiving such compensation by reason of also being a director of the Company.



                                    E-2-14

CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.


42. The Board of Directors except as in these bylaws otherwise provided, may authorize any officer or officers, agent or agents, in the name of and on behalf of the Company, to enter into any contract or execute and deliver any instrument, and such authority may be general or confined to specific instances; and, unless so authorized by the Board of Directors or expressly authorized by these bylaws, no officer or agent or employee shall have any power or authority to bind the Company by any contract or engagement or to pledge its credit or to render it pecuniarily liable for any purpose or to any amount.

43. No loans shall be contracted on behalf of the Company and no negotiable paper shall be issued in its name unless authorized by resolution of the Board of Directors. When authorized by the Board of Directors, any officer or agent of the Company thereunto authorized may effect loans and advances at any time for the Company from any bank, trust company, or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds, or other certificates or evidences of indebtedness of the Company and, when authorized so to do, may pledge, hypothecate or transfer any securities or other property of the Company as security for any such loans or advances. Such authority may be general or confined to specified instances.

44. All checks, drafts and other orders for the payment of moneys out of the funds of the Company and all notes or other evidences of indebtedness of the Company shall be signed on behalf of the Company in such manner as shall from time to time be determined by resolution of the Board of Directors.

45. All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Company in such banks, trust companies or other depositories as the Board of Directors may select or as may be selected by any officer or officers, agent or agents of the Company to whom such power may from time to time be delegated by the Board of Directors; and for the purpose of such deposit, the Chairman of the Board, the Vice Chairman of the Board, the President, a Vice President, the Treasurer, the Controller, the Secretary or any other officer or agent or employee of the Company to whom such power may be delegated by the Board of Directors, may endorse, assign and deliver checks, drafts and other orders for the payment of moneys which are payable to the order of the Company.



CERTIFICATES AND TRANSFERS OF SHARES.


46. The shares of the Company shall be represented by certificates or shall be uncertificated. Each registered holder of shares, upon request to the Company, shall be provided with a certificate of stock, representing the number of shares owned by such holder. Certificates for shares of the Company shall be in such form as shall be approved by the Board of Directors. Such certificates shall be numbered and registered in the order in which they are issued and shall be signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. Where any such certificate is countersigned by a transfer agent, other than the Company or its employee, or by a registrar, other than the Company or its employee, any other signature on such certificate may be a facsimile, engraved, stamped or printed. In the event that an officer whose facsimile signature appears on such certificate ceases for any reason to hold the office indicated and the Company or its transfer agent has on hand a supply of share certificates bearing such officer's facsimile signature, such certificates may continue to be issued and registered until such supply is exhausted.

47. Transfers of shares of the Company shall be made only on the books of the Company by the holder thereof, or by the holder's attorney thereunto duly authorized and on either the surrender of the certificate or certificates

                                      E-2-15
for such shares properly endorsed or upon receipt of proper transfer instructions from the registered owner of uncertificated shares. Every certificate surrendered to the Company shall be marked "Cancelled," with the date of cancellation, and no new certificate shall be issued in exchange therefor until the old certificate has been surrendered and cancelled, except as hereinafter provided. Uncertificated shares shall be cancelled and issuance of new equivalent uncertificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Company.

48. The holder of any shares of the Company shall immediately notify the Company of any loss, destruction or mutilation of the certificate therefor and the Company may issue a new certificate in the place of any certificate theretofore issued by it alleged to have been lost, destroyed or mutilated. The Board of Directors may, in its discretion, as conditions to the issue of any such new certificate, require the owner of the lost or destroyed certificate or the owner's legal representatives to make proof satisfactory to the Board of Directors of the loss or destruction thereof and to give the Company a bond in such form, in such sum and with such surety or sureties as the Board of Directors may direct, to indemnify the Company against any claim that may be made against it on account of any such certificate so alleged to have been lost or destroyed.


DETERMINATION OF RECORD DATE.

49. In order that the Company may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix in advance a record date which shall not be more than 60 nor less than 10 days before the date of such meeting nor more than 60 days prior to any other action.

If no record date is fixed:

(i) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(ii) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.



REGISTERED SHAREHOLDERS.


50. The Company shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Delaware.




                                    E-2-16

FISCAL YEAR.


51. The fiscal year shall begin on the first day of January and end on the thirty-first day of December in each year.



NOTICES.


52. Whenever under the provision of these bylaws notice is required to be given to any director or shareholder, it shall be construed to mean personal notice, but such notice may be given in writing, by mail, by depositing the same in a post office or letter box, in a postpaid sealed wrapper, addressed to such director or shareholder at such address as appears on the books of the Company, or, in default of other address, to such director or shareholder, at the General Post Office in the City of Wilmington, Delaware, and such notice shall be deemed to be given at the time when the same shall be thus mailed.

53. Any notice required to be given under these bylaws may be waived in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein.


AMENDMENTS.

54. Except as otherwise provided in the Certificate of Incorporation of the Company and consistent therewith, these bylaws may be altered, amended or repealed or new bylaws may be made by the affirmative vote of the holders of record of a majority of the shares of the Company entitled to vote, at any annual or special meeting, provided that such proposed action shall be stated in the notice of such meeting, or, by a vote of the majority of the whole Board of Directors, at any regular meeting without notice, or at any special meeting provided that notice of such proposed action shall be stated in the notice of such special meeting.














                                     E-2-17